SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-K


             Current Report Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): December 14, 2004



                            FARMER BROS. CO.




       Delaware                  0-1375                     95-0725980
(State of incorporation)     (Commission File Number)     (IRS Employer
                                                        Identification No.)





20333 South Normandie Avenue, Torrance, California             90502
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code 310-787-5200















Item 5.  Other Events



NEWS RELEASE
December 16, 2004
FARM - NASDAQ NATIONAL MARKET SYSTEM


Farmer Bros. Declares Dividend, Reports Proxy Voting Results

TORRANCE, CALIF. - Dec. 16, 2004 - Farmer Bros. Co. (Nasdaq: FARM) today said its Board of Directors declared a quarterly dividend of $0.10 per share for shareholders of record on Jan. 28, payable on Feb. 14, 2005.

The Company also announced the certified proxy vote results from its Annual Meeting of Shareholders on Dec. 14. As announced during the meeting, shareholders ratified the selection of the independent auditors and elected the three incumbent Directors who were on the proxy ballot, with each Director receiving more than 81% of the votes cast.

Here are the certified votes for the election of three Directors to a three-year term of office expiring at the 2007 Annual Meeting of Stockholders.

                                 FOR                         WITHOLD
Lewis A. Coffman              12,273,023                     2,734,070
John Samore, Jr.              12,671,935                     2,335,158
Kenneth R. Carson             12,251,756                     2,755,337


Here is the vote to ratify the selection of Ernst & Young as independent auditors of the Company for the fiscal year ending June 30, 2005:

    FOR                    AGAINST     ABSTAIN           TOTAL
   14,874,710              85,044      47,339          15,007,093

Of the 16,075,080 shares of common stock entitled to vote, a total of 15,007,093 shares (93.4%) were voted.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The Company's signature trucks and vans bearing the "Consistently Good" logo are seen throughout Farmer Brothers' 28-state service area. Farmer Brothers has paid a dividend for 51 consecutive years, increased the dividend in each of the last seven consecutive years, and its stock price has grown on a split-adjusted basis from $1.80 a share in 1980.

Contact:
Jim Lucas / Whitney Hays
Abernathy MacGregor Group
213-630-6550






Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FARMER BROS. CO.



s/ John E. Simmons

John E. Simmons
Treasurer

Date:    December 16, 2004